Exhibit 10.3

Management Incentive Plan (MIP) Recommendation to Board of Directors

Purpose:	Provide a cash incentive program for the leadership of School Specialty

Goal:

Gain 100% alignment and engagement from senior leaders around the CEO priorities:  1) stabilize our business; 2) align our infrastructure better and lower our costs; 3) improve our bottom line performance.

Structure:	Essentially, this is the Incentive Bonus Plan structure (as of June 1, 2007) that has been in place previously

Cost:	At current staffing levels of eligible participants (73 total), annual cost at Target = $3,300,000

Payout:	Payout Percentage will be determined by the FY2015 final results with payout occurring within 90 days from the close of the fiscal year

Target/Metric:	The MIP for F2015 will be based on a single metric of Operating EBITDA with the following thresholds and Scale:

	Threshold	Target	Maximum
% achievement	96.2%	100%	119.2%
EBITDA	$50.0M	$52.0M	$62.0M
% Payout(1)	50%	100%	200%

(1) This represents the percentage of an individual target based on the salary grade level of the participant

Other Specifics:

Additional Comments on the plan include:

√	Participant must be employed with company on date of payment.
√	Board of Directors will approve final payout percentage
√	Target represents Budget
√	Participants are director level and up (range on target as % of base =- 15% to 100%)
√	No payout for EBITDA achievement below $50M; program capped at 200% achievement